Exhibit 99.1

COLFAX REPORTS FIRST QUARTER RESULTS

RICHMOND, VA – April 30, 2010 - Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced financial results for the first quarter ended April 2, 2010. On a year-over-year basis, highlights for the quarter include:

First quarter of 2010 (all comparisons versus the first quarter of 2009)

•
Net loss of $0.7 million (2 cents per share – basic and diluted) including restructuring and other related charges of $4.0 million; adjusted net income (as defined below) of $5.7 million (13 cents per share), a decrease of 44.6% including positive currency effects of 1 cent per share

•	Net sales of $120.0 million, a decrease of 12.0%; organic sales decline (as defined below) of 17.1%

•	Operating income of $0.9 million; adjusted operating income (as defined below) of $10.2 million, a decrease of 40.0% including positive currency effects of $0.9 million

•	First quarter orders of $119.6 million, a decrease of 2.9%; organic order decline (as defined below) of 8.2%

•	Backlog of $281.3 million at period end

Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decline) and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

“Our first quarter results came in higher than our guidance primarily due to improvement in our general industrial business,” said Clay Kiefaber, President and CEO of Colfax Corporation. “We’re continuing to see gradual improvement in most of our end markets as evidenced by our sequential orders which were up 22% on an organic basis over the fourth quarter.”

He added, “Our balance sheet remains strong with cash of $60 million and $136 million available under our revolving credit facility at the end of the quarter.  We’ve initiated the global realignment of our organization which will allow us to leverage our capabilities and drive sustained growth.  We’ll continue to focus on reducing costs, enhancing working capital and driving cash flow while pursuing our organic growth initiatives and acquisition opportunities. We’re encouraged by the sequential improvement we saw during the quarter but remain cautious on our outlook for the balance of the year.  We are reaffirming our guidance which includes an organic sales decline of 5% to 9% and adjusted net income per share of $.67 to $.77 for 2010.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decline), organic order growth (decline) and projected adjusted net income per share. Adjusted net income, adjusted net income per share and adjusted operating income exclude asbestos liability and defense costs and asbestos coverage litigation expenses, and restructuring and other related charges to the extent they impact the periods presented. Adjusted net income, adjusted net income per share and projected adjusted net income per share present income taxes at an effective tax rate of 32%. Projected adjusted net income per share excludes actual and estimated restructuring and other related charges, asbestos coverage litigation expenses and asbestos liability and defense costs.  Organic sales growth (decline) and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of non-recurring items, legacy asbestos issues and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast
Colfax will host a conference call to provide details about its results and outlook on Friday, April 30 at 8:00 a.m. ET. The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.  Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation
Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, global defense and general industrial markets. Colfax’s operating subsidiaries supply products under the well-known brands Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:
Mitzi Reynolds, Vice President, Investor Relations
Colfax Corporation
804-327-5689

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	April 2, 2010	April 3, 2009

Net sales	$119,971	$136,323
Cost of sales	78,215	88,308

Gross profit	41,756	48,015
Selling, general and administrative expenses	29,880	29,526
Research and development expenses	1,628	1,407
Restructuring and other related charges	4,039	661
Asbestos liability and defense costs	1,435	1,645
Asbestos coverage litigation expenses	3,881	2,966

Operating income	893	11,810
Interest expense	1,813	1,846

(Loss) income before income taxes	(920)	9,964
(Benefit) provision for income taxes	(267)	3,103

Net (loss) income	$(653)	$6,861

Net (loss) income per share—basic and diluted	$(0.02)	$0.16

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	April 2, 2010	April 3, 2009

Adjusted Net Income and Adjusted Earnings per Share
Net (loss) income	$(653)	$6,861

Restructuring and other related charges	4,039	661
Asbestos liability and defense costs	1,435	1,645
Asbestos coverage litigation expenses	3,881	2,966
Tax adjustment to effective rate of 32%	(2,966)	(1,773)

Adjusted net income	$5,736	$10,360
Adjusted net income margin	4.8%	7.6%

Weighted average shares outstanding - diluted	43,242,659	43,312,306
Adjusted net income per share	$0.13	$0.24

Net (loss) income per share—basic and diluted
in accordance with GAAP	$(0.02)	$0.16

Adjusted Operating Income
Operating income	$893	$11,810

Restructuring and other related charges	4,039	661
Asbestos liability and defense costs	1,435	1,645
Asbestos coverage litigation expenses	3,881	2,966

Adjusted operating income	$10,248	$17,082
Adjusted operating income margin	8.5%	12.5%

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

					Backlog at
	Sales		Orders		Period End

Three Months Ended April 3, 2009	$136.3		$123.1		$322.3

Components of Change:
Existing businesses	(23.3)	(17.1)%	(10.0)	(8.2)%	(50.9)	(15.8)%
Acquisitions	0.5	0.4%	0.8	0.7%	1.3	0.4%
Foreign currency translation	6.5	4.7%	5.7	4.6%	8.6	2.7%
Total	(16.3)	(12.0)%	(3.5)	(2.9)%	(41.0)	(12.7)%

Three Months Ended April 2, 2010	$120.0		$119.6		$281.3

Colfax Corporation
Reconciliation of Projected 2010 Net Income Per Share to Adjusted Net Income Per Share
Amounts in Dollars
(Unaudited)

	EPS Range

Projected net income per share - diluted	$0.35	$0.45

Restructuring and other related charges incurred year-to-date	0.06	0.06
Estimated restructuring and other related charges [1]	0.06	0.06
Asbestos coverage litigation expenses	0.14	0.14
Asbestos liability and defense costs	0.06	0.06

Projected adjusted net income per share - diluted	$0.67	$0.77

1 Represents estimated restructuring and other related charges for actions implemented through April 30, 2010.

CONTACT: Mitzi Reynolds, Vice President, Investor Relations, Colfax Corporation, +1-804-327-5689